Exhibit 10.1

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of September 19, 2008, by and among EDDIE BAUER HOLDINGS, INC, a Delaware corporation (the “Company”), the subsidiaries of the Company signatory thereto (the “Subsidiary Guarantors”) and THE BANK OF NEW YORK MELLON, FORMERLY THE BANK OF NEW YORK, not in its individual capacity but solely as trustee under the indenture referred to below (the “Trustee”). Capitalized terms defined in the Indenture have the same meanings for purposes of this Supplemental Indenture.

W I T N E S S E T H :

WHEREAS the Company heretofore executed and delivered to the Trustee an Indenture (the “Indenture”) dated as of April 4, 2007, providing for the issuance of its 5.25% Convertible Senior Notes due 2014 (the “Notes”);

WHEREAS, Section 9.02 of the Indenture provides, among other things, that, with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture, except as provided therein;

WHEREAS, the Company desires to amend the Indenture as permitted by Section 9.02;

WHEREAS, all action on the part of the Company and the Subsidiary Guarantors necessary to authorize the execution, delivery and performance of this Supplemental Indenture has been duly taken;

WHEREAS, the Company has solicited the consent (the “Consent Solicitation”) of the Holders of the Notes to an amendment (the “Amendment”) to the Indenture pursuant to that certain consent solicitation statement dated September 5, 2008 (the “Consent Solicitation Statement”);

WHEREAS, the Holders of at least a majority in principal amount outstanding of the Notes have consented in writing to the Amendment;

WHEREAS, the Company has delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture an Opinion of Counsel and an Officers’ Certificate, each as contemplated by Sections 9.06 and 13.04 of the Indenture; and

WHEREAS, the Company and the Subsidiary Guarantors desire to execute and deliver, and have requested the Trustee to join in the execution and delivery of, this Supplemental Indenture for the purpose of amending the Indenture.

NOW THEREFORE, it is mutually covenanted and agreed as follows:

1.         Amendment to the Indenture.     Effective immediately upon execution and delivery of this Supplemental Indenture by the parties hereto, the text of Section 3.12 of the Indenture shall be deleted in its entirety and replaced with the following text:

   “Section 3.12. No Amendment of Ownership Limitations. The Company covenants that it will take no action to impose limitations on the ownership and transfer of securities of the Company in its certificate of incorporation, except that the Company may amend clause (iv) of the definition of the Restriction Release Date contained in Article V of the Company’s Certificate of Incorporation to substitute for “January 4, 2009” a date no later than “January 1, 2012” so long as paragraph (2)(a) of Article V is amended simultaneously to provide an exception for the issuance of Corporation Securities (as defined in the Company’s Certificate of Incorporation) upon conversion of the Securities.”

2.	Miscellaneous.

(a)        Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

(b)        Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(c)        Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

(d)        Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Facsimile or electronically transmitted signatures shall be deemed effective as originals.

(e)        Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

COMPANY:

EDDIE BAUER HOLDINGS, INC.

By:	/s/ McNeil S. Fiske, Jr.

Name:	McNeil S. Fiske, Jr.

Title:	Chief Executive Officer and President

SUBSIDIARY GUARANTORS:

EDDIE BAUER, INC.

By:	/s/ McNeil S. Fiske, Jr.

Name:	McNeil S. Fiske, Jr.

Title:	Chief Executive Officer and President

EDDIE BAUER FULFILLMENT SERVICES, INC.

By:	/s/ McNeil S. Fiske, Jr.

Name:	McNeil S. Fiske, Jr.

Title:	President

EDDIE BAUER DIVERSIFIED SALES, LLC

By:	/s/ McNeil S. Fiske, Jr.

Name:	McNeil S. Fiske, Jr.

Title:	President

EDDIE BAUER SERVICES, LLC

By:	/s/ McNeil S. Fiske, Jr.

Name:	McNeil S. Fiske, Jr.

Title:	President

EDDIE BAUER INTERNATIONAL DEVELOPMENT, LLC

By:	/s/ McNeil S. Fiske, Jr.

Name:	McNeil S. Fiske, Jr.

Title:	President

EDDIE BAUER INFORMATION TECHNOLOGY, LLC

By:	/s/ McNeil S. Fiske, Jr.

Name:	McNeil S. Fiske, Jr.

Title:	President

TRUSTEE:

THE BANK OF NEW YORK MELLON, solely as Trustee and not in its individual capacity

By:	/s/ Mary Miselis

Name:	Mary Miselis

Title:	Vice President